As filed with the Securities and Exchange Commission on January 30, 2001

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): January 17, 2001
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                                 B&G Foods, Inc.
             (Exact name of Registrant as specified in its charter)




               Delaware               333-39813             13-3916496
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     (State of Other Jurisdiction    (Commission         (IRS Employer
          of Incorporation)          File Number)      Identification No.)




4 Gatehall Drive, Suite 110, Parsippany,  New Jersey               07054
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       (Address of Principal Executive Offices)                  (Zip Code)




Registrant's telephone number, including area code:  (973) 401-6500
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Item 5.  Other Events.

         B&G Foods, Inc. (the "Company") is filing this Form 8-K to report the sale of its wholly-owned subsidiary, Burns & Ricker, Inc., a Delaware corporation ("Burns & Ricker"), to Nonni's Food Company, Inc., a Florida corporation ("Nonni's").

         On January 17, 2001, the Company completed the sale of its wholly-owned subsidiary, Burns & Ricker, to Nonni's. Under the stock purchase agreement entered into on January 17, 2001 by the Company, Burns & Ricker and Nonni's, the Company sold all of the issued and outstanding capital stock of Burns & Ricker for $26,000,000 in cash. The Company applied the net cash proceeds from the sale of Burns & Ricker toward the partial prepayment of indebtedness under the Company's senior credit facility. Burns & Ricker produces lines of bagel chips, pita crisps, biscotti, and crispini, a crisp flatbread made without yeast. The stock purchase agreement, which has been filed as Exhibit 2 to this report, was negotiated at arms' length, and is incorporated by reference herein.

         The Company announced the sale in a press release dated January 17, 2001, which has been filed as Exhibit 99 to this report.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)   Exhibits

           2 Stock Purchase Agreement, dated as of January 17, 2001, by and among Nonni's Food Company, Inc., B&G Foods, Inc., and Burns & Ricker, Inc.

           99       Press Release, dated January 17, 2001.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     B&G FOODS, INC.


Dated:  January 30,  2001            By:/s/ Robert C. Cantwell
                                        ----------------------------
                                        Robert C. Cantwell
                                        Executive of Finance and
                                        Chief Financial Officer


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                                 EXHIBITS INDEX


Exhibit
Number            Description
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    2             Stock Purchase Agreement, dated as of January 17, 2001, by and among Nonni's Food Company, Inc., B&G Foods, Inc., and Burns & Ricker, Inc.

    99            Press Release, dated January 17, 2001.